EXHIBIT 11

                           RECOVERY ENGINEERING, INC.

                          COMPUTATION OF LOSS PER SHARE

                                                  Three months ended              Six months ended
                                                        June 30,                      June 30,
                                               --------------------------    --------------------------
                                                  1996           1995           1996           1995
                                               -----------    -----------    -----------    -----------
Primary:

   Weighted average shares outstanding           4,319,000      4,243,000      4,290,000      4,225,000

   Net effect of dilutive stock options and
      warrants -- based on treasury stock
      method using average market price               --             --             --             --
                                               -----------    -----------    -----------    -----------


   Total                                         4,319,000      4,243,000      4,290,000      4,225,000
                                               ===========    ===========    ===========    ===========

   Net loss                                    $(1,722,000)   $  (901,000)   $(3,643,000)   $  (628,000)
                                               ===========    ===========    ===========    ===========

   Per share amount                            $      (.40)   $      (.21)   $      (.85)   $      (.15)
                                               ===========    ===========    ===========    ===========

Fully diluted:

   Weighted average shares outstanding           4,319,000      4,243,000      4,290,000      4,225,000

   Net effect of dilutive stock options
      and warrants -- based on treasury stock
      method using ending market price,
      if higher than average market price             --             --             --             --
                                               -----------    -----------    -----------    -----------

   Total                                         4,319,000      4,243,000      4,290,000      4,225,000
                                               ===========    ===========    ===========    ===========

   Net loss                                    $(1,722,000)   $  (901,000)   $(3,643,000)   $  (628,000)
                                               ===========    ===========    ===========    ===========

   Per share amount                            $      (.40)   $      (.21)   $      (.85)   $      (.15)
                                               ===========    ===========    ===========    ===========
